SECURITY AGREEMENT


          THIS SECURITY AGREEMENT (this "Security Agreement") is made this ___ day of ___________, 1997 by SUNRISE TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation ("Company"), in favor of PENNSYLVANIA MERCHANT GROUP LTD as agent (the "Agent") for the investors (as defined below).


                      W I T N E S S E T H:

          WHEREAS, pursuant to a U.S. Note and Warrant Purchase Agreement dated of even date herewith (as amended from time to time, the "U.S. Agreement") by and among Company and each of the persons and entities listed on the Schedule of Investors attached hereto as Exhibit A (each such person of entity is referred to herein as a "U.S. Investor" and collectively, the "U.S. Investors"), and an Offshore Note and Warrant Purchase Agreement dated of even date herewith (as amended from time to time, the "Offshore Agreement") by and among Company and each of the persons and entities listed on the Schedule of Investors attached thereto as Exhibit A (each such person or entity is referred to herein as an "Offshore Investor" and collectively the "Offshore Investors"), Company has authorized the issue and sale of up to
$[     ] face amount of its Convertible Notes (the "Notes") and
Warrants to purchase up to [     ] of its Common Shares, $0.001
par value (the "Warrants"); and

          WHEREAS, subject to the terms and conditions of the U.S. Agreement and the Offshore Agreement (collectively, the "Agreements"), Company has agreed to sell to the U.S. Investors and the Offshore Investors (collectively, the "Investors") and each of the Investors, severally and not jointly, has agreed to purchase from Company the number of Notes and Warrants (collectively, the "Securities") set forth opposite each Investor's name on Exhibit A to the Agreements at the price set forth on such Exhibit A; and

          WHEREAS, it is a condition to the Investors' obligations to purchase the Securities pursuant to the Agreements that Company shall have executed and delivered this Security
Agreement in favor of the Agent on behalf of the Investors.

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Company hereby agrees that the Agent, on behalf of the Investors, shall have the rights, remedies and benefits hereinafter set forth.

          1. As security for the payment of the Notes, Company hereby grants to the Agent, on behalf of the Investors, a security interest in the ophthalmic patents or applications for patents owned by Company or in which Company has an interest listed on Schedule A attached hereto, or any related books or records, accessions or substitutions thereof or thereto, and any part thereof (collectively, the "Collateral").

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          2.   Anything herein to the contrary notwithstanding,
(a) Company shall remain liable under any contracts and agreements related to or included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Agent of any of the Agent's rights hereunder shall not release Company from any of its duties or obligations under any contracts and agreements related to or included in the Collateral, and (c) neither the Agent nor any Investors shall have any obligation or liability under any contracts and agreements related to or included in the Collateral by reason of this Security Agreement, nor shall the Agent or any Investors be obligated to perform any of the obligations or duties of Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          3.   Company represents and covenants that:

               a. Its chief executive office and the office where its records are kept concerning the Collateral is located at 47257 Fremont Boulevard, Fremont, California 94538.

               b. It will promptly notify and provide the agent with a complete description of the opening of any new places of business, the closing of any existing places of business, the conduct of business under any names or through any entities other than those set forth above and the relocation of any of the records concerning the Collateral. Company will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

               c. It has good title to the Collateral, free and clear of any liens and encumbrances, excepting the security interest granted hereby.

               d. This Security Agreement creates a valid and enforceable security interest in the Collateral securing the payment of the Notes, and upon the filing of the necessary financing statements, such security interest will be a perfected security interest.

               e. Except for any filings required with the United States Patent and Trademark Office, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by Company of the security interest granted hereby or for the execution, delivery or performance of this Security Agreement by Company, or (ii) except the filing of financing statements, for the perfection of or the exercise by the Agent, on behalf of the Investors, of rights and remedies hereunder.

          4. At any time and from time to time, upon the reasonable request of the Agent, Company shall, at its own expense:

               a. Defend the Collateral against the claims and demand of all persons and entities.

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               b.   Give, execute, deliver and filing in the
proper governmental offices, any instrument, paper or document, including but not limited to one or more financing statements under the Uniform Commercial Code, satisfactory to the Agent, or take any action, which the Agent may deem necessary or desirable, in order to create, preserve, perfect, extend, modify, terminate or otherwise affect the security interest granted pursuant hereto, or to enable the Agent to exercise or enforce any of the Agent's rights hereunder.

               c. Pay, or reimburse the Agent and the Investors in the amount of, all expenses (including reasonable fee and expenses of attorneys, experts and agents) reasonably incurred by such persons in connection with the exercise, defense or assertion of any rights or interests of the Agent and the Investors hereunder, or the enforcement of any provisions hereof.

          5. Company shall not, without the prior written consent of the Investors, (i) transfer, sell or assign any of the Collateral except on customary terms in the ordinary course of business; (ii) allow or permit any other security interest or lien to attach thereto, other than any other security interests or liens permitted under the Agreements; (iii) file, or authorize or permit to be filed, in any jurisdiction any financing statement relating to any of the Collateral unless the Agent, on behalf of the Investors, is named as sole secured party; (iv) permit any of the Collateral to be levied upon under any legal process; or (v) permit anything to be done that may materially impair the value of any of the Collateral or the security intended to be afforded hereby.

          6. Company hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Company where permitted by law. A carbon, photographic, or other reproduction of this Security Agreement or any part thereof shall be sufficient as a financing statement where permitted by law. Company shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may request, all in reasonable detail.

          7. Upon default by Company in the performance of any covenant or agreement herein or in the Agreement or any other agreement or document covering the Notes, or in the discharge, payment or performance of the Notes, or if any representation or warranty herein should prove untrue in any material respect, the Agent, on behalf of the Investors, shall have with respect to the Collateral all of the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law and all rights provided herein or in any other applicable security, loan or other agreement, all of which rights and remedies shall, to the full extent permitted by law, be cumulative. The Agent may require Company at its expense to assemble the Collateral or any part thereof and make it available to the Agent, on behalf of the Investors, at a place to be designated by the Agent, which is reasonably convenient to the Agent and Company. The Agent, on behalf of the Investors, may sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. Any notice of sale, disposition or other intended action by the Agent, sent to Company at the address specified above, or such other address of

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Company as may from time to time be shown on the Agent's
records, at least thirty (30) days prior to such action, shall constitute reasonable notice to Company.

          8. The powers conferred on the Agent hereunder are solely to protect the Agent's interest in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. Except for the safe custody of any Collateral in the Agent's possession and the accounting for monies actually received by the Agent hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve any right of or against other parties pertaining to any Collateral. Company shall indemnify the Agent and each Investor from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement) or the Agent's or any Investor's interest in the Collateral, except claims, losses or liabilities resulting from the Agent's or such Investor's respective gross negligence of wilful misconduct.

          9. No provisions hereof shall be modified except by a writing signed by the Agent and Company expressly referring to the provision hereof so modified.

          10. This Security Agreement shall be binding upon and shall inure to the benefit of the assigns or successors of Company and the Agent.

          11. No delay, failure to enforce, or single or partial exercise on the part of the Agent in connection with any of the Agent's rights hereunder shall constitute an estoppel or waiver thereof, or preclude other or further exercise or enforcement thereof and no waiver of any default hereunder shall be a waiver of any subsequent default.

          12. This Security Agreement shall be governed as to its validity, interpretation and effect in accordance with the laws of the Commonwealth of Pennsylvania, except as required by mandatory provisions of law and except if the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than Pennsylvania. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code as enacted in Pennsylvania shall have the meanings therein stated.

          IN WITNESS WHEREOF, this Security Agreement has been executed in Fremont, California on the day and year first above written.


                                   SUNRISE TECHNOLOGIES
                                   INTERNATIONAL, INC.



                                   By:  _________________________
                                        Name:     David W. Light
                                        Title:    Chief Executive
                                                  Officer

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